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                                                                      EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

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SUBSIDIARY                                                        JURISDICTION
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

MEXOSERV COMPANY                                                  Delaware

NUNC UK LIMITED                                                   England
Sybron Holdings A/S                                               Denmark
Nunc A/S                                                          Denmark
NNI Biotech AB                                                    Denmark

SYBRON DEUTSCHLAND GMBH                                           Germany
Gerhard Menzel GmbH                                               Germany
Gerhard Menzel Glasbearbeitungswerk GmbH & Co. K.G.               Germany
Microm International GmbH                                         Germany
Nunc GmbH & Co. K.G.                                              Germany
Nunc Verwaltungs GmbH                                             Germany
Scherf Prazision Europa GmbH                                      Germany

SYBRON FOREIGN SALES CORPORATION                                  Barbados

SYBRON LABORATORY PRODUCTS CORPORATION                            Delaware
Barnstead Thermolyne Corporation                                  Delaware
Lab-Line Instruments, Inc.                                        Delaware
Erie Scientific Company                                           Delaware
Alexon-Trend, Inc.                                                Wisconsin
Applied Biotech, Inc.                                             California
Chase Scientific Glass, Inc.                                      Wisconsin
Erie Electroverre S.A.                                            Switzerland
Erie Scientific Company of Hungary KFT                            Hungary
Erie Scientific Company of Puerto Rico                            Delaware
Erie Watala Glass Co. Ltd.                                        Hong Kong
Ever Ready Thermometer Co., Inc.                                  Wisconsin
Microgenics Corporation                                           Delaware
Consolidated Technologies, Inc.                                   Wisconsin
Microgenics GmbH                                                  Germany
Microgenics Pty. Limited                                          Australia
NERL Diagnostics Corporation                                      Wisconsin
Owl Separation Systems, Inc.                                      Wisconsin
Remel Inc.                                                        Wisconsin
Richard-Allan Scientific Company                                  Wisconsin
Lab Vision Corporation                                            California
Microm Laborgerate SL                                             Spain
Samco Scientific Corporation                                      Delaware
The Naugatuck Glass Company                                       Connecticut
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SUBSIDIARY                                                        JURISDICTION
----------                                                        ------------

Nalge Nunc International Corporation                              Delaware
Centripetal Technology Limited                                    England
Genevac Limited                                                   England
Matrix Technologies Corporation                                   Delaware
MTRX Corp.                                                        Delaware
Matrix Technologies Corporation Limited                           England
Molecular BioProducts, Inc.                                       California
Labomex, MBP S. de R.L. de C.V.                                   Mexico
Nalge Nunc International K.K.                                     Japan
National Scientific Company                                       Wisconsin
Robbins Scientific Corporation                                    California
Genevac Inc.                                                      New York
Summit Biotechnology, Inc.                                        Wisconsin

SYBRON TRANSITION CORP.                                           Delaware

SYBRON U.K. LIMITED

Electrothermal Engineering Ltd.                                   England
Stem Corporation Limited                                          England
Nalge (Europe) Limited                                            England
Robbins Scientific (Europe) Limited                               England
Sybron Pensions Limited                                           England

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